Exhibit 5.1

John Hancock Tower
200 Clarendon Street, 20th Floor
Boston, Massachusetts 02116
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Boston	New York
October 11, 2011	Brussels	Orange County
	Chicago	Paris
	Doha	Riyadh
	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Teradyne, Inc.

600 Riverpark Drive

North Reading, Massachusetts 01864

Re:	Registration Statement on Form S-8;
2,828,344 shares of common stock, $0.125 par value per share, of Teradyne, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Teradyne, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 2,828,344 shares of common stock of the Company, par value $0.125 per share (the “Shares”), issuable pursuant to equity awards assumed by the Company in connection with its acquisition of LitePoint Corporation (“LitePoint”) pursuant to the Agreement and Plan of Merger dated September 14, 2011, by and among the Company, LitePoint, Lager Acquisition Corp., and Michael Goguen as the Stockholder Representative, which shares are issuable under LitePoint’s 2002 Stock Plan, as amended (the “Plan”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 11, 2011 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

October 11, 2011

We are opining herein as to the Massachusetts Business Corporation Act (i.e., Chapter 156D of the General Laws of the Commonwealth of Massachusetts) (the “Corporation Act”) and we express no opinion with respect to any other laws or as to any matters of municipal law or any other local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when either (i) the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers or (ii) certificates representing the Shares have been manually signed by an authorized officer of the transfer agent and registrar therefor, and have been issued by the Company against payment therefor in the circumstances contemplated by the Plan, assuming that the individual issuances, grants or awards under the Plan have been duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided for in the Corporation Act.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

Latham & Watkins LLP